UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): November 17, 2016 Crossroads Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 928-7335

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2016, the Compensation Committee of Crossroads Systems, Inc. (the “Company”) approved the award of cash bonus payments under the Company’s 2016 Management Bonus Program for performance in the fiscal year ended October 31, 2016 for each of Richard K. Coleman, Jr., the Company’s Chief Executive Officer, Jennifer Crane, the Company’s Chief Financial Officer, and Mark Hood, the Company’s Executive Vice President of Corporate Development. Mr. Coleman was granted a bonus of $150,000, Ms. Crane was granted a bonus of $40,500 and Mr. Hood was granted a bonus of $45,000. Each payment represents a total payout of 50% of the executive’s 2016 bonus opportunity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: November 22, 2016	By:	/s/ Richard K. Coleman, Jr.
		Name:	Richard K. Coleman, Jr.
		Title:	President and Chief Executive Officer